Exhibit  21.1







                          CAPITAL SOUTHWEST CORPORATION

                              List of Subsidiaries




        Name of Subsidiary                                State of Incorporation

        Balco, Inc.                                       Delaware
        Humac Company                                     Texas
        Media Recovery, Inc.                              Nevada
        The RectorSeal Corporation                        Delaware
        Lifemark Group (formerly Skylawn Corporation)     Nevada
        The Whitmore Manufacturing Company                Delaware